                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant / /

     Filed by a party other than the registrant / /

     Check the appropriate box:

     / / Preliminary proxy statement        / / Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     /X/ Definitive proxy statement

     / / Definitive additional materials

     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                        EDAC TECHNOLOGIES CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                                     N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     / / $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

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


                         EDAC TECHNOLOGIES CORPORATION
                            1806 New Britain Avenue
                              Farmington, CT 06032
                                 (860) 677-2603




                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


     The Annual Meeting of Shareholders of Edac Technologies Corporation will be held at the Farmington Country Club, 806 Farmington Avenue, Farmington, Connecticut, on May 23, 1997, at 9:00 a.m. Eastern Daylight Time for the following purposes:

     (1)  to elect seven directors; and

     (2) to transact such other business as may properly come before the meeting and any adjournment thereof.

     Shareholders of record at the close of business on April 14, 1997 are entitled to receive notice of and to vote at the meeting. All shareholders are cordially invited to attend the meeting in person. Shareholders who are unable to be present in person are requested to execute and return promptly the enclosed proxy, which is solicited by the Board of Directors of the Company.

     A copy of the 1996 Annual Report to Shareholders and a Proxy Statement accompany this Notice.










                                                  EDAC TECHNOLOGIES CORPORATION



                                                  /s/ Ronald G. Popolizio
                                                  ------------------------------
                                                  Ronald G. Popolizio
                                                  Secretary

Farmington, Connecticut
April 23, 1997

                         EDAC TECHNOLOGIES CORPORATION
                            1806 New Britain Avenue
                              Farmington, CT 06032
                               (860) 677-2603




             PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                               ON MAY 23, 1997


                           SOLICITATION AND VOTING

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Edac Technologies Corporation (the "Company") to be voted at the Annual Meeting of Shareholders to be held at the Farmington Country Club, 806 Farmington Avenue, Farmington, Connecticut, on May 23, 1997 at 9:00 a.m. Eastern Daylight Time, and at any ajournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The mailing to shareholders of this Proxy Statement and accompanying form of proxy will take place on or about April 22, 1997.

     If the enclosed form of proxy is executed and returned, it nevertheless may be revoked at any time before it has been voted by a later dated proxy or a vote in person at the Annual Meeting. Shares represented by properly executed proxies received on behalf of the Company will be voted at the Annual Meeting (unless revoked prior to their vote) in the manner specified therein. If no instructions are specified in a signed proxy returned to the Company, the shares represented thereby will be voted in FAVOR of the election of the directors listed in the enclosed proxy.

     Each shareholder of record at the close of business on April 14, 1997 is entitled to one vote for each share of common stock registered in such shareholder's name in regard to each proposal put to shareholders at the meeting. On that date, there were 3,778,875 shares of common stock outstanding, the Company's only class of stock outstanding. Assuming a quorum is present, the directors to be elected to the Board are elected by plurality, meaning the seven directors receiving the most votes will be elected. All other matters which are properly brought before the meeting will be approved upon the affirmative vote of a majority of the shares represented and voted at the meeting. Accordingly, abstentions and broker non-votes will have no effect. The Company knows of no other matter which will be brought before the meeting other than the election of directors.

     The expense of printing and mailing the Notice and Proxy Statement, including forwarding expense to beneficial owners of common stock held in the name of another, will be borne by the Company.

                             ELECTION OF DIRECTORS

     The Company's Bylaws provide for at least five and no more than nine directors to be elected at each Annual Meeting of Shareholders, to hold office until the next succeeding Annual Meeting and until their successors are duly elected. In acordance with the Bylaws, the Company has set the number of directors for the 1997 fiscal year at seven. The following table sets forth certain information about each person nominated for election as a director and each current director:



NOMINEES:


                            Director
Name (and age)              Since       Principal Occupation (1)
--------------              -----       ------------------------
John DiFrancesco (71)       1989        Chairman of the Company
(2)(3)

William J. Gallagher (69)   1986        President, William J.
(2)(3)                                  Gallagher Company

Edward J. McNerney (52)     1997        Chief Executive Officer
                                        of the Company

Lee Morris  (52)              -         Chairman and Chief Executive
                                        Officer of The Robert E.
                                        Morris Company (distributor of machine
                                        tools)

Francis W. Moskey (65)      1989        Vice-President of the
                                        Company

Arnold J. Sargis  (61)        -         President, A.J. Sargis and
                                        Associates (consulting firm)

Stephen G.W. Walk (45)      1985        President, Blanche P. Field
(2)(3)                                  (custom lamp manufacturer)




(1) The principal occupation of each director during the past five years was that shown in the table, except that: (1) Mr. DiFrancesco was Manager of the General Motors Sandusky, Ohio plant until his retirement in 1986. During Mr. DiFrancesco's retirement he did consulting work for MPB Corp. of Keene, N.H.(Precision ball and roller bearing manufacturer); (2) Mr. McNerney was North America Manufacturing Manager for Torrington Bearing, an Ingersoll Rand Company from 1994 to 1996. Prior to that he was President and Chief Operating Officer of MRMC, Inc., a Rostra holding company;(3) Mr. Sargis was Continuous Improvement Manager at Wiremold Corporation until 1995;

     (4) Mr. Walk was President and majority shareholder of Viscom International, Inc. from 1989 until 1993;

(2) Member of the Audit Committee, which held one meeting during 1996. The Audit Committee meets annually to consider the report and recommendation of the Company's independent public accountants and is available for additional meetings upon request of such accountants. The Audit Committee's functions also include making recommendations to the Board of Directors regarding the engagement or retention of such accountants, adoption of accounting methods and procedures, public disclosures required for compliance with securities laws and other matters relating to the Company's financial accounting.

(3) Member of the Compensation Committee, which held four meetings during 1996. The Compensation Committee sets the compensation for the executive officers of the Company.



     The Board of Directors held nine meetings during 1996 of which five were telephonic. No director attended fewer than 75% of the total number of meetings of the Board of Directors and each Committee on which he served.



DIRECTOR'S FEES

     In 1996 the Company paid directors who are not officers or employees of the Company a $5,000 annual retainer and $750 for each Board of Directors or Committee meeting, other than telephonic, attended. Commencing in 1997 the Company will pay directors who are not officers or employees of the Company a $10,000 annual retainer and $1,000 for each Board of Directors or Committee meeting, other than telephonic, attended.



                               EXECUTIVE OFFICERS

     The following table lists the names, ages and offices held by each executive officer of the Company:


      Name                   Age             Office
      ----                   ---             ------
Edward J. McNerney           52              President and Chief Executive
                                             Officer

Francis W. Moskey            65              Vice President

Ronald G. Popolizio          38              Vice President-Finance, Secretary

     Mr. McNerney became President and Chief Executive Officer of the Company on January 1, 1997.

     Mr. Moskey joined the Company in 1951. He steadily rose through management becoming President in May 1989. On January 1, 1997 he became Vice President.

     Mr. Popolizio joined the Company in February 1997 as Vice
President-Finance and Secretary.

     Officers are elected annually by and serve at the discretion of the Board of Directors.




                             EXECUTIVE COMPENSATION

     The following table sets forth summary information with respect to all compensation, including stock options granted and all cash bonuses and accrued deferred compensation, incurred by the Company during the last three fiscal years to or on behalf of the Chief Executive Officer and other senior executive officers of the Company whose total annual salary and bonus during fiscal 1996 exceeded $100,000 (the "Named Executive Officers").



SUMMARY COMPENSATION TABLE

                                                                Long Term      All Other
                                     Annual Compensation       Compensation  Compensation (2)
                                     -------------------       ------------  ----------------
                                                                  Awards          ($)
                                                                  ------
                                                     Other      Securities
                                                     Annual     Underlying
                                                     Compen-     Options/
Name and Principal                Salary    Bonus    sation        SARs
     Position          Year        ($)       ($)     ($)(1)        (#)
------------------     ----       ------    -----    ------     ----------
Robert T. Whitty       1996      125,465      -         101         -            4,748
 Chief Executive       1995       99,669      -      10,120         -           16,430
 Officer (3)           1994       36,650    60,000   22,924      100,000        24,508

Edward J. McNerney     1996       31,781      -      32,087         -            7,500
  (4)                  1995         -         -        -            -             -
                       1994         -         -        -            -             -

John J. DiFrancesco    1996       98,642      -          27         -             -
 Chairman              1995         -         -        -            -             -
                       1994         -         -        -            -             -





(1) Reflects amounts reimbursed for payment of taxes due on life insurnace payments and fringe benefits. The amount for Mr. McNerney also includes $25,000 paid upon becoming employed by the Company.

(2) Includes $4,748 paid for defined contribution plan contributions for Mr. Whitty and $7,500 paid for life insurance for Mr. McNerney.

(3) Mr. Whitty served as Chief Executive Officer of the Company from February 28, 1995 through December 31, 1996.

(4) On January 1, 1997, Mr. McNerney became Chief Executive Officer.





     The following table reflects all stock options granted to the Named Executive Officers of the Company during the 1996 fiscal year.



OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                  Percent
                                  of Tota                         Potential
                                  Options                         Realizable Value
                                   /SARs                          at Assumed Annual
                     Number of    Granted                         Rates of Stock
                    Securities      to      Exer-                 Price Appreciation
                    underlying    Employ-   cise or               For Option Term
                    option/SARs   ees in    Base       Expir-     ------------------
                      Granted     Fiscal    Price      ation         5%       10%
Name                    (#)        Year     ($/Sh)     Date          ($)      ($)

-----------------   -----------   ------    -------    -------    -------   --------

Robert T. Whitty          2,000     2         1.375   12/31/99        593      1,276

Edward J. McNerney      100,000    96          1.00   10/13/01     27,628     61,051

John J. DiFrancesco       2,000     2         1.375    5/22/01        760      1,679



(1) Mr. McNerney's options vest at the rate of 40%, 30% and 30% on October 14, 1997, 1998 and 1999, respectively. Options granted to Messrs. DiFrancesco and Whitty become exercisable on May 23, 1997.

     The following table reflects stock options exercised for the named executive officers during the 1996 fiscal year:


AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END
OPTION/SAR VALUES

                                                   Number of
                                                   Securities      Value of
                                                   Underlying      Unexercised
                                                   Unexercised     in-the-Money
                                                   Options/SARs    Options/SARs
                       Shares                      at FY-End (#)   at FY-End ($)
                       Acquired on      Value      Exercisable/    Exercisable/
Name                   Exercise (#)  Realized ($)  Unexercisable   Unexercisable
----                   ------------  ------------  -------------   -------------
Robert T. Whitty          -               -           75,000/         107,813/
                                                      27,000           37,188

Edward J. McNerney        -               -             -   /            -   /
                                                     100,000          100,000

John J. DiFrancesco       5,000         5,625          6,666/           5,000/
                                                       5,334            3,751





EMPLOYMENT AGREEMENTS

     Mr. McNerney. Pursuant to an employment agreement with the Company, Mr. McNerney is entitled to a minimum annual salary of $165,000 plus an annual incentive bonus determined by the Board of Directors with a guaranteed one time minimum bonus of $30,000 payable in January 1998. Mr. McNerney also received a one time sign-up payment of $50,000 payable in $25,000 installments on October 14, 1996 and July 1, 1997. The agreement provided for the grant on October 14, 1996 of options to purchase 100,000 shares of the Company's common stock at an exercise price of $1.00 per share which was the fair market value of the underlying common stock on the date of grant. The options are exercisable in annual installments of 40%, 30% and 30%. The agreement also provides for a relocation allowance to cover closing and moving costs. In addition, upon termination of employment for any reason other than for cause, or upon involuntary termination of employment due to a change in ownership of the Company, Mr. McNerney will receive one year of base compensation. In the event of a change in ownership, previously granted stock options also become immediately exercisable.

     Mr. DiFrancesco. Pursuant to an employment agreement with the Company, Mr. DiFrancesco was actively employed fulltime as Chairman of the Company for a period of nine months commencing April 1, 1996. The agreement provided for a weekly salary of $2,500 of which $780 per week was deferred and paid at the end of the contract. This contract terminated on December 31, 1996. Mr. DiFrancesco remains Chairman of the Company but is not actively employed.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of the Company's outside directors. Mr. DiFrancesco, upon becoming an employee of the Company, resigned as a member of the Compensation Committee in March 1996. Upon completion of his employment contract on December 31, 1996, Mr. DiFranceso was again appointed to serve on the Compensation Committee.


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

     The Committee has initiated compensation policies to enhance the financial performance of the Company. In 1996, the Committee developed incentive plans to include all employees which is explained below.

     The Chief Executive Officer, Mr. R. T. Whitty, received a salary of $125,465 in 1996. This amount was paid under the terms of an employment contract Mr. Whitty executed with the Company in 1994. No amount of Mr. Whitty's salary was predicated on his or the Company's performance in 1996.

     As was reported in October 1996, Mr. Whitty opted not to renew his contract with the Company when it expired on December 31, 1996. The Board retained a search firm to find a qualified Chief Executive Officer and presented several candidates to be considered. The Board selected Mr. Edward
J. McNerney because of his experience in contemporary manufacturing and track record in his prior areas of employment. Based on his compensation at his last place worked, and a study of compensation packages for similar jobs and industry, Mr. McNerney was hired at an annual salary of $165,000 per year, is eligible to participate in the Company's bonus plan starting in 1997 and was granted options on 100,000 shares, to vest over three (3) years, at an exercise price equal to the fair market value of the Company's common stock at the time of the award.

     The Compensation Committee decided not to pay any bonuses in 1996 given the financial results of the Company for the year. The Committee intends to resume paying bonuses at the end of 1997 if there is a substantial improvement in the financial performance of the Company.

     As mentioned earlier, the Company adopted a profit sharing plan for all employees. Pursuant to the plan 5% of operating profit (profit before interest and taxes) which exceeds $200,000 will be shared equally by all employees based on length of employment for the year.


Compensation Committee Members

     John J. DiFrancesco
     William J. Gallagher
     Stephen G.W. Walk

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

     The following performance graph compares the five year cumulative return from investing $100 on December 31, 1991 in the Company's common shares to the Total Return Index for The Nasdaq Stock Market (US Companies) and the Total Return Index for Nasdaq Trucking and Transportation Stocks.


                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
          EDAC COMMON, TOTAL RETURN INDEX FOR THE NASDAQ STOCK MARKET
      AND TOTAL RETURN INDEX FOR NASDAQ TRUCKING AND TRANSPORTATION STOCKS





                                   [GRAPH]

DATA FOR GRAPH INFORMATION STATEMENT TO SHARHOLDERS

APRIL 1997

                                  NASDAQ         EDAC
               NASDAQ(US)     TRANSPORTAION   TECHOLOGIES
   YEAR          INDEX            INDEX          INDEX
    1991          100.000           100.000       100.000
    1992          116.378           122.375       342.857
    1993          133.595           148.676       157.143
    1994          130.587           134.816        92.857
    1995          184.674           157.209       142.857
    1996          227.164           173.495       228.571

                         PRINCIPAL SECURITY HOLDERS AND
                        SECURITY HOLDINGS OF MANAGEMENT

     The following table reflects the beneficial ownership of the outstanding common stock of the Company as of April 18, 1997, by each person known to the Company to own beneficially more than 5% of such stock outstanding, each director and nominee, each Named Executive Officer and all directors and executive officers of the Company as a group.


                                 Number of Shares
                                  and Nature of           Percent
                                   Beneficial               of
Name                              Ownership (1)            Class
----                             ----------------         -------
FMR Corporation                      235,000                 6.2%

Edac Technologies Corporation
Employee Stock Ownership Plan
and Trust (2)                        946,099                25.0%

John J. DiFrancesco (3)               33,000                 0.9%

William J. Gallagher (3)(4)          150,090                 4.0%

Edward J. McNerney (2)               946,099                25.0%

Lee Morris                              -                     -

Francis W. Moskey (2)              1,034,265                27.4%

Ronald G. Popolizio (2)              946,099                25.0%

Glenn L. Purple (2)(3)               982,624                26.0%

Arnold Sargis                          9,950                 0.3%

Gerald C. Smith                      390,881                10.3%

Stephen G.W. Walk (3)                 22,000                 0.6%

Robert T. Whitty (3)                 108,892                 2.8%

All Directors and Executive
Officers as a group
(8 persons) (2)(3)                 1,256,355                32.9%




(1) Except as otherwise indicated, the specified persons have sole voting and investment power as to all the shares indicated.

(2) The number of shares includes 946,099 shares owned by the Edac Employee Stock Ownership Plan ("ESOP"). The shares are voted by the Trustees of the Edac ESOP (subject to direction by participants for allocated shares).
     The Trustees of the ESOP are as follows:

       Edward J. McNerney               Ronald G. Popolizio
       Francis W. Moskey                Glenn L. Purple

(3) The number of shares shown includes the following shares which may be acquired by exercise of options: 75,000 as to Mr. Whitty; 12,000 each as to Messrs. DiFrancesco, Gallagher and Walk; 3,000 as to Mr. Purple; and 36,000 as to all executive officers and directors as a group.

(4) Includes 16,500 shares held directly by a company wholly-owned by Mr. Gallagher, and 7,030 shares held in that company's profit sharing trust.


    The address of each of the current directors of the Company and the Edac ESOP is the principal business address of the Company. The address of FMR Corporation is 82 Devonshire Street, Boston, MA 02109. The address of Mr. Morris is P.O. Box 487, Farmington, CT 06034. The address for Mr. Sargis is 716 Lower Lane, Berlin, CT 06037.

    The above beneficial ownership information is based upon information furnished by the specified persons and is determined in accordance with SEC Rule 13d-3, as required for purposes of this Proxy Statement. It is not necessarily to be construed as an admission of beneficial ownership for other purposes and includes shares as to which beneficial ownership is disclaimed.


                             SHAREHOLDER PROPOSALS

    Shareholders proposals must be received by the Company no later than December 23, 1997, in order to be considered for inclusion in next year's Annual Meeting Proxy.


                                 AUDIT MATTERS

    Representatives of Arthur Andersen LLP, the Company's independent public accountants, will be present at the annual meeting to respond to questions and to make a statement, if they so desire. As of the date of this Proxy Statement, the Company has not yet selected its auditors for 1997, but presently expects to appoint Arthur Andersen LLP.

                                 OTHER MATTERS

     At the date of this Proxy Statement the Company has not been informed and is not aware that any other matters will be brought before the meeting.



                                                  EDAC TECHNOLOGIES CORPORATION



                                                  /s/ Ronald G. Popolizio
                                                  ------------------------------
                                                  Ronald G. Popolizio
                                                  Secretary



Farmington, Connecticut
April 23, 1997

                        EDAC TECHNOLOGIES CORPORATION

                ANNUAL MEETING OF SHAREHOLDERS - MAY 23, 1997
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned appoints Ronald G. Popolizio and Daniel J. Brink the proxies (with full substitution) of the undersigned to attend the annual meeting of shareholders of Edac Technologies Corporation (the "Company") to be held on May 23, 1997 at 9:00 a.m. Eastern Daylight Time, at the Farmington Country Club, 806 Farmington Avenue, Farmington, Connecticut and any adjournment thereof and to vote all shares of stock of the Company held by the undersigned on April 14, 1997, as specified below and on any other matters that may properly come before said meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY APPOINTMENT WILL BE VOTED FOR ITEM 1.











             DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED
--------------------------------------------------------------------------------

              EDAC TECHNOLOGIES CORPORATION 1997 ANNUAL MEETING
              THE BOARD OF DIRECTORS RECOMMENDS VOTES FOR ITEM 1

 1. ELECTION OF DIRECTORS
1 - John J. DiFrancesco 2 - William J. Gallagher
3 - Edward J. McNerney 4 - Lee Morris
5 - Francis W. Moskey 6 - Arnold J. Sargis
7 - Stephen W. Walk                        [ ] FOR all nominees listed to the
                                               left (except as specified below).

                                           [ ] WITHHOLD AUTHORITY
                                               to vote for all nominees listed
                                               to the left.


(Instructions:  To withhold authority to
vote for any indicated nominee, write     [                                 ]
the numbers(s) of the nominees(s) in the box provided to the right.)

Address Change?               Date_________________    NO. OF SHARES
Mark Box                [ ]
Indicate changes below

                                          [                                 ]
                                          [                                 ]
                                          [                                 ]

                                          Signature(s) in Box
                                          Please sign exactly as your name
                                          appears on this Proxy. When shares are
                                          held by joint tenants, both should
                                          sign.  When signing as attorney,
                                          executor, administrator, trustee or
                                          guardian, please give full title as
                                          such.  If a corporation, please sign
                                          in full corporate name by President
                                          or other authorized officer.  If a
                                          partnership, please sign in
                                          partnership name by authorized person.